Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-4 of América Móvil, S.A.B. de C.V. and Radiomóvil Dipsa, S.A. de C.V., as guarantor, of our report dated June 23, 2009, relating to the financial statements of TracFone Wireless, Inc. for the year ended December 31, 2008, appearing in the Annual Report (Form 20-F) of América Móvil, S.A.B. de C.V. for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)
BDO USA, LLP (formerly known as BDO Seidman, LLP)

Miami, Florida

July 15, 2010